Exhibit 10.6

AMENDED AND RESTATED SECURITIES ACCOUNT CONTROL AGREEMENT

AMENDED AND RESTATED SECURITIES ACCOUNT CONTROL AGREEMENT (the “Agreement”), dated as of June 24, 2003, among SuperGen, Inc., a Delaware company (the “Company”), the secured parties set forth on the signature pages hereof (each, a “Secured Party”, and collectively, the “Secured Parties”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Custodian.

WHEREAS:

A.                                   The Company and the Secured Parties were parties to a Securities Purchase Agreement, dated as of February 26, 2003 (as amended or otherwise modified from time to time, the “February Securities Purchase Agreement”);

B.                                     Pursuant to the February Securities Purchase Agreement, the Secured Parties, severally but not jointly, agreed to purchase certain senior exchangeable convertible notes (the “February Notes”) from the Company, which, among other things, were exchangeable (the “AVII Exchange Right”) by each Secured Party for up to an aggregate number of shares (collectively, the “AVII Shares”) of the common stock, par value $.0001 per share, of AVI BioPharma, Inc. (“AVII”), set forth opposite such Secured Party’s name on the Collateral Schedule attached thereto;

C.                                     Pursuant to the terms of that certain Pledge Agreement, dated as of February 26, 2003, made by the Company in favor of the Secured Parties, as amended and restated pursuant to that certain Amended and Restated Pledge Agreement, dated as of the date hereof (as the same may be hereafter amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), the Company has granted each Secured Party a security interest (the “Security Interest”) in such Secured Party’s AVII Shares (collectively, the “Pledged Shares”) and the certificates representing such Pledged Shares, all options and other rights, contractual or otherwise, in respect of the Pledged Shares and all dividends, distributions, cash, instruments, investment property and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares and all security entitlements in respect of the Pledged Shares and all proceeds of any of the foregoing, whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Pledged Collateral”).  In order to perfect the Secured Parties’ interest in the Pledged Collateral, the Company has established a securities account with the Custodian into which the Pledged Collateral was deposited.  The Company acknowledges having received value for such pledge of the Pledged Collateral.

D.                                    Each Secured Party has entered into a Conversion and Amendment Agreement with the Company, each dated as of the date hereof, pursuant to which, among other things, the AVII Exchange Right is being eliminated;

E.                                      The Company and the Secured Parties are parties to a Securities Purchase Agreement, dated as of the date hereof (as amended or otherwise modified from time to time, the “Securities Purchase Agreement”) pursuant to which the Secured Parties, severally but not jointly, have agreed to purchase (i) certain senior convertible notes (the “Notes”) from the Company and (ii) warrants to purchase up to an aggregate number of AVII Shares, set forth opposite such Secured Party’s name on Exhibit A attached hereto (the “Warrants”);

F.                                      It is a condition precedent to the purchase of the Notes and the Warrants by the Secured Parties pursuant to the Securities Purchase Agreement that the Company shall have executed and delivered to the Secured Parties an amended and restated pledge agreement providing for, among other things, the pledge to the Secured Parties of, and the grant to the Secured Parties of a Security Interest in, the Pledged Shares to each Secured Party to secure such Secured Party’s right to exercise its Warrants as specified in the Collateral Schedule attached to such pledge agreement and the Schedule of Buyers attached to the Securities Purchase Agreement.

G.                                     Terms defined in Article 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) are used in this Agreement (including, without limitation, paragraph (A) above) as such terms are defined in such Article 8 or 9.

H.                                    The Company and the Secured Parties hereto are entering into this Agreement pursuant to the terms of the Amended and Restated Pledge Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

Section 1.  Appointment of Custodian.  The Custodian, Mellon Investor Services LLC, with an address at 235 Montgomery Street, 23rd Floor, San Francisco, CA  94104 (in such capacity, together with its successors in such capacity, the “Custodian”) agrees that it is a “securities intermediary” (as such term is defined in Section 8-102(a)(14) of the UCC).

Section 2.  Notation of Security Interest.  The Company and the Secured Parties are entering into this Agreement to perfect, and confirm the first priority lien of, the Secured Parties’ security interest in the Pledged Collateral.

Section 3.  The Accounts.

(a)                                  Establishment of Accounts.  The Custodian acknowledges and agrees that it has established and is maintaining on its books and records the following account: account number 002346SUPERINC designated the SuperGen, Inc., Securities Account (such account, together with any replacements thereof or substitutions therefor, and together with any additional Accounts, if any, established in the future pursuant hereto, collectively the “Accounts”) into which there was deposited the Pledged Shares and all other property constituting Pledged Collateral under the Pledge Agreement.  The Custodian represents that as of the date hereof this Agreement is the only agreement between the Custodian and the Company governing the Accounts.

(b)                                 Status of Accounts; Treatment of Property as Financial Assets; Relationship of Parties.  Each of the parties hereto agrees that:  (i) each of the Accounts is a “securities account” (within the meaning of Section 8-501(a) of the UCC) in respect of which the Custodian is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC); (ii) each item of property (whether cash, a security, an instrument or any other property) credited to any of the Accounts shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC); (iii) the Custodian will treat each Secured Party as the person entitled to exercise the rights that comprise such Secured Party’s pro rata interest in each such item of property credited to any of the Accounts; (iv) each Secured Party is an “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC); and (v) the Pledged Collateral and any rights or proceeds derived therefrom are subject to the liens and other security interests in favor of the Secured Parties and the rights of the Company in respect of the Pledged Collateral are also subject to such liens and such other security interests.

(c)                                  The Custodian will, by book-entry notation, promptly credit to the appropriate account all property delivered to it constituting Pledged Collateral and such property shall be held by the Custodian and treated as “financial assets”.

(d)                                 Form of Securities, Instruments, etc.  All securities and other financial assets credited to any of the Accounts that are in registered form or that are payable to or to the order of shall be (i) registered in the name of, or payable to or to the order of, the Custodian or (ii) endorsed to the order of the Custodian or in blank, in each case with signatures guaranteed by a member of a medallion signature guarantee program approved by the Securities Transfer Association and in no case will any financial asset credited to any of the Accounts be registered in the name of, or payable to or to the order of, the Company or indorsed to or to the order of the Company, except to the extent the foregoing have been specially indorsed to or to the order of the Custodian or in blank.

(e)                                  Securities Intermediary’s Jurisdiction.  The Custodian agrees that, for the purposes of the UCC, its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall be the State of New York.

(f)                                    Conflicts with other Agreements.  The Custodian agrees that, if there is any conflict between this Agreement (or any portion thereof) and any other agreement relating to any of the Accounts, the provisions of this Agreement shall prevail.

(g)                                 No Other Agreements.  The Custodian hereby confirms and agrees that:

(i)                                     there are no other agreements entered into between the Custodian and the Company with respect to the Accounts;

(ii)                                  it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Accounts and/or any financial assets credited thereto pursuant to which it has agreed or will agree to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

(iii)                               it has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company or any Secured Party purporting to limit or condition the obligation of the Custodian to comply with entitlement orders as set forth in Section 4 hereof.

(h)                                 Entitlement Orders, Standing Instructions.  The Company, each Secured Party and the Custodian each agree that if at any time the Custodian shall receive any “entitlement order” (within the meaning of Section 8- 102(a)(8) of the New York UCC), or any other order, originated by a Secured Party (so long as such order shall not relate to Pledged Shares exceeding such Secured Party’s AVII Exercise Cap Allocation (as defined below)) and relating to the Accounts, the Custodian shall comply with such entitlement order or other order without further consent by the Company or any other Person.  Subject to the following paragraph, the Custodian shall accept instructions or entitlement orders only from a Secured Party with respect to any Pledged Collateral pledged to it pursuant to the Pledge Agreement and held by the Custodian or otherwise credited to or held in the Accounts.  The Secured Parties hereby instruct and order the Custodian to deposit, and to direct and otherwise cause each issuer, obligor, guarantor, clearing corporation or other applicable Person to pay and deposit into the Accounts under and in accordance with the Pledge Agreement all cash distributions and all other Cash payments and proceeds in respect of the Pledged Collateral (including any stock or securities issued with respect to the Pledged Collateral and (i) if issued in certificated form, the relevant certificate(s) shall be delivered to the Custodian upon receipt, duly endorsed in blank or accompanied by blank stock powers, in each case with signatures guaranteed by a member of a medallion signature guaranteed program approved by the Securities Transfer Association and (ii) if issued in book entry form, shall be registered in the name of the Custodian or its nominee), until such time as the Secured Parties may otherwise direct the Custodian in accordance with this Agreement.

Without limiting the foregoing, the Custodian agrees to comply with an exercise notice from a Secured Party or the Company which exercise notice shall request delivery to such Secured Party of a number of Pledged Shares that together with all previously delivered Pledged Shares to such Secured Party shall not exceed in the aggregate such Secured Party’s AVII Exercise Cap Allocation.  For purposes hereof, “AVII Exercise Cap Allocation” means for each Secured Party, initially the amount set forth opposite such Secured Party’s name on Exhibit A hereto.  In the event that any Secured Party shall sell or otherwise transfer any of its rights to any of the Pledged Shares in accordance with the Pledge Agreement, then such Secured Party shall inform the Custodian in writing and the transferee shall be allocated a pro rata portion of such Secured Party’s AVII Exercise Cap Allocation.  In the event that any Secured Party shall no longer have any rights to any Pledged Collateral and such Secured Party shall have received a number of Pledged Shares which, in the aggregate, is less than such Secured Party’s AVII Exercise Cap Allocation, then the Company and the remaining Secured Parties shall so inform the Custodian in writing and the difference between such Secured Party’s AVII Exercise Cap Allocation and the number of Pledged Shares actually delivered to such Secured Party shall be allocated to the respective AVII Exercise Cap Allocations of the remaining Secured Party’s on a pro rata basis in accordance with such notice.  In addition to the foregoing, upon receipt of written instructions from a Secured Party, the Custodian shall take all actions necessary to deliver to the Secured Parties unrestricted shares, provided that the Custodian shall have received, if reasonably requested, a legal opinion from the Company that such actions will be in compliance with all applicable securities laws.

Section 4.  The Custodian.

(a)                                  No Change to Accounts.  Without prior written consent of the Secured Parties, the Custodian will not change the account number or designation of any Account.

(b)                                 Certain Information.  The Custodian shall promptly notify the Secured Parties if any Person asserts or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to any of the Accounts.  The Custodian will send copies of all statements, confirmations and other correspondence relating to each of the Accounts (and/or any financial assets credited thereto)  simultaneously to the Company and the Secured Parties.

(c)                                  Subordination.  In the event that the Custodian has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any securities account or any security entitlement credited thereto, the Custodian hereby subordinates any such security interest therein to the security interest of the Secured Parties in the Accounts, in all property credited thereto and in all security entitlements with respect to such property, any and all statutory, regulatory, contractual or other rights now or hereafter existing in favor of the Custodian over or with respect to the Accounts, all property credited thereto and all security entitlements to such property (including (i) any and all contractual rights of set-off, lien or compensation, (ii) any and all statutory or regulatory rights of pledge, lien, set-off or compensation (except that the Custodian may set-off the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds), (iii) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Secured Parties with respect to the Accounts or (iv) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest of the Custodian in the Accounts).

(d)                                 Limitation on Liability.  The Custodian shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, the Custodian shall not be subject to any fiduciary or other implied duties, and the Custodian shall not have any duty to take any discretionary action or exercise any discretionary powers.  None of the Custodian, any Affiliate of the Custodian, or any officer, agent, stockholder, partner, member, director or employee of the Custodian or any Affiliate of the Custodian shall have any liability, whether direct or indirect and whether in contract, tort or otherwise, other than for its gross negligence or willful misconduct.  The Custodian:

(i)                                     shall act hereunder as custodian only and shall not be responsible or liable in any matter whatever for the sufficiency, collection,

correctness, genuineness or validity of any revenues, cash, payments, securities, property, funds, investments, dividends, distributions, interest, income, earnings or other amounts deposited with or held by it or for the identity, authority or rights of any person or entity executing and delivering or purporting to execute or deliver any thereof to the Custodian;

(ii)                                  shall be fully protected in acting upon any written notice, instruction, direction, request or other communication, paper or document which the Custodian believes to be genuine, and shall have no duty to inquire into or investigate the validity, accuracy or content of any thereof;

(iii)                               shall not be liable for any error of judgment or for any action taken, suffered or omitted to be taken except in the case of its own gross negligence or bad faith, as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction.  In no event shall the Custodian be (A) liable for acting in accordance with a notice, instruction, direction, request or other communication, paper or document from a Secured Party or (B) liable or responsible for special, punitive, indirect, consequential or incidental loss or damages of any kind whatsoever to any person or entity (including without limitation lost profits).  Any liability of the Custodian under this Agreement will be limited to the amount of fees paid to the Custodian;

(iv)                              may consult with and obtain advice from counsel (who may be an employee of the Custodian) and shall be fully protected in taking, suffering or omitting to take any action in reliance on said advice;

(v)                                 shall have no duties, responsibilities or obligations as the Custodian except those which are expressly set forth herein, and in any modification or amendment hereof to which the Custodian has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred.  Without limiting the foregoing, the Custodian shall not be subject to, nor be required to comply with, or determine if any person or entity has complied with, the Pledge Agreement or any other agreement between or among the parties hereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement;

(vi)                              may execute or perform any duty, responsibility or obligation hereunder either directly or through agents, attorneys, accountants or other experts;

(vii)                           may engage or be interested in any financial or other transaction with any party hereto or affiliate thereof, and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such party or affiliate, as freely as if it were not the Custodian hereunder;

(viii)                        shall not be obligated to expend or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it;

(ix)                                shall not take instructions or directions except those given in accordance with this Agreement;

(x)                                   shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Custodian (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication); and

(xi)                                shall not be called upon to advise any person or entity as to any investments with respect to any security, property or funds held in escrow hereunder or the dividends, distributions, income, interest or earnings thereon for any action taken or omitted to be taken by any of them hereunder or in connection herewith unless there has been a final judicial determination that such act or omission was performed or omitted in bad faith or constituted gross negligence or willful misconduct.

Section 5.  Indemnity; Limitation on Damages; Expenses; Fees.

(a)                                  Indemnity.  The Company agrees to indemnify, defend, protect, save and keep harmless the Custodian and its affiliates and their respective successors, assigns, directors, officers, managers, employees, agents, attorneys, accountants and experts (collectively the “Indemnitees”), from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses, including without limitation reasonable fees and disbursements of counsel (collectively “Losses”), that may be imposed on, incurred by, or asserted against any Indemnitee, at any time, and in any way relating to or arising out of the execution, delivery or performance of this Agreement, the enforcement of any rights or remedies under or in connection with this Agreement, the establishment of the Accounts, the acceptance or administration of the Accounts and any payment, transfer or other application of securities, property or funds pursuant to this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee; provided, however, that no Indemnitee shall be entitled to be so indemnified, defended, protected, saved and kept harmless to the extent such Loss was proximately caused by its own gross negligence or bad faith, as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction.  The obligations contained in this Section 5(a) shall survive the termination of this Agreement and the resignation or removal of the Custodian.

(b)                                 Expenses and Fees.  The Company shall be responsible for, and hereby agrees to pay, all reasonable costs and expenses incurred by the Custodian and the Secured Parties in connection with the establishment and maintenance of the Accounts, including the Custodian’s customary fees and expenses, any costs or expenses incurred by the Custodian as a result of conflicting claims or notices involving the parties hereto, including the reasonable fees and expenses of its internal and external legal counsel, and all other reasonable costs and expenses incurred in connection with the execution, administration or enforcement of this Agreement including reasonable attorneys’ fees and costs, whether or not such enforcement includes the filing of a lawsuit.  The authorization herein granted to the Custodian to pay such reasonable costs and expenses shall be irrevocable and no further authorization or instruction shall be required.

Section 6.  Representations and Warranties.

Each of the parties, severally and not jointly, represents and warrants that:

(a)                                  Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b)                                 Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other such document will be, duly executed and delivered by it.

(c)                                  No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(d)                                 Obligations Binding.  Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Section 7.                                          Adverse Claims.  Except for the claims and interests of the Secured Parties and of the Company in the Accounts, the Custodian does not know of any claim to, or interest in, any Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any financial asset carried therein, the Custodian will promptly notify the Secured Parties and the Company thereof.

Section 8.                                          Transfer.  Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party without the prior written consent of each other party, except that:

(a)                                  the Custodian may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another Person (but without prejudice to any other right or remedy under any other agreement); and

(b)                                 a Secured Party may transfer all of its interests and obligations in and under this Agreement to a successor under the Pledge Agreement; provided that the Custodian shall have no obligation to comply with any notice, request, certificate, consent, statement, instrument, document or other writing delivered by successor until the Custodian receives evidence of such transfer as the Custodian may reasonably require.

Except as provided above, the transfer of this Agreement shall not terminate any Account or alter the obligations of the parties hereto with respect to any Account.  The Secured Parties shall notify the Company of any transfer under this Section 8.

Any purported transfer that is not in compliance with this Section 8 will be void.

Section 9.                                          Termination.  The rights and powers granted herein to the Secured Parties have been granted in order to perfect its security interest in the Accounts and the financial assets contained therein, are powers coupled with an interest and will be affected neither by the bankruptcy of the Company nor by the lapse of time.  The obligations of the Custodian shall continue in effect until the security interests of each Secured Party in the Accounts have been terminated pursuant to the terms of the Pledge Agreement and the Secured Parties have notified the Custodian of such termination in writing.  Upon the written instruction of the Secured Parties, the Custodian shall close the Account or Accounts specified in such instruction and disburse to the Company the balance of any assets therein.  Any of the parties may terminate this Agreement upon 30 days’ prior written notice to all of the other parties hereto; provided, however, that any Pledged Collateral which has not been released by the Secured Parties at or prior to such time of termination of this Agreement shall be transferred to a substitute securities intermediary designated by the Company and acceptable to Secured Parties with rights to a majority of the Pledged Collateral (or, if the Company does not so designate an acceptable substitute bank within 10 days of receiving a termination notice, designated by Secured Parties with rights to a majority of the Pledged Collateral).

Except as provided above, the termination of this Agreement shall not terminate any Account or alter the obligations of the Custodian to the Company or the Secured Parties pursuant to any other agreement with respect to any Account.

Section 10.                                   Miscellaneous.

(a)                                  Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)                                 Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)                                  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                                 Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)                                  Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements among the parties hereto, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding common to all of the parties hereto with respect to the matters covered herein and, except as specifically set forth herein, no party makes any representation, warranty, covenant or undertaking with respect to such common matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the Custodian and the Secured Parties with rights to a majority of the Pledged Collateral.

(f)                                    Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

SuperGen, Inc.

4140 Dublin Boulevard

Suite 200

Dublin, California 94568

Telephone:                                    (925) 560-0100

Facsimile:                                            (925) 560-0101

Attention:                                         Chief Executive Officer

with a copy to:

Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, California 93404

Telephone:                                    (650) 493-9300

Facsimile:                                            (650) 493-6811

Attention:                                         John V. Roos, Esq.

If to the Custodian:

Mellon Investor Services LLC

235 Montgomery Street

23rd Floor

San Francisco, California  94104

Telephone:                                    (415) 743-1426

Facsimile:                                            (415) 989-5241

Attention:                                         David Altschul

with a copy to:

Mellon Investor Services LLC

85 Challenger Road

Ridgefield Park, New Jersey  07660

Attention:                                         Legal Department

If to a Secured Party, to its address and facsimile number set forth on Schedule I, with copies to such Secured Party’s representatives as set forth on Schedule I, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Parties with rights to a majority of the Pledged Collateral.  A Secured Party may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Secured Party hereunder with respect to such assigned rights.

(h)                                 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)                                     Survival.  All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.  In addition, the rights of the Custodian under Sections 4 and 5, and the obligations of the Company under Section 5, shall survive the termination of this Agreement.

(j)                                     Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                                  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)                                     Cumulative Remedies.  The rights and remedies of the Parties set forth in this Agreement shall be cumulative, and not exclusive, of any rights and remedies available to it at law or equity or otherwise.

(m)                               Benefit of Agreement.  Subject to Section 8, this Agreement shall be binding upon and inure to the benefit of the Company, the Secured Parties and the Custodian and their respective successors and permitted assigns.

(n)                                 No Waiver of Rights.  A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(o)                                 Continued Effectiveness.  The parties hereto intend to maintain the validity, effectiveness, enforceability, perfection and priority of the Security Account Control

Agreement, dated as of February 26, 2003, by and among the parties hereto (the “Original Securities Account Control Agreement”) and this Agreement is intended, inter alia, to continue, increase and modify the obligations and indebtedness secured by the security interests and pledges created under the Original Securities Account Control Agreement.   Except as specifically provided herein, this Agreement shall not have the effect of terminating, limiting, modifying or otherwise affecting the validity, effectiveness, enforceability, perfection and priority of the security interests or the pledges created under the Original Securities Account Control Agreement.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under, and as defined in, the Original Securities Account Control Agreement, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  All references in the Securities Purchase Agreement, and all documents related thereto, except as otherwise expressly provided in such documents, to “the Securities Account Control Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Original Securities Account Control Agreement shall mean the Original Securities Account Control Agreement as amended and restated by this Agreement.

Section 11.  Definitions.   As used in this Agreement:

“Affiliate” means, in relation to any specified Person, any other Person controlled, directly or indirectly, by the specified Person, any other Person that controls, directly or indirectly, the specified Person or any other Person directly or indirectly under common control with the specified Person.  For this purpose, control of any Person means ownership of a majority of the voting power of the Person.

“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Securities Account Control Agreement to be duly executed as of the date written above.

COMPANY:		SECURED PARTIES:

SUPERGEN, INC.		SMITHFIELD FIDUCIARY LLC

By:		By:
Name:	Joseph Rubinfeld	Name: Adam J. Chill
Title:	President/Chief Executive Officer	Title: Authorized Signatory

OMICRON MASTER TRUST
By: Omicron Capital L.P., as investment advisor
By: Omicron Capital Inc., its general partner

By:
Name: Olivier Morali
Title: President

CUSTODIAN:		MAINFIELD ENTERPRISES INC.

MELLON INVESTOR SERVICES LLC

By:
Name: Avi Vigder
By:		Title: Director
Name:
Title:

CRANSHIRE CAPITAL L.P.

By:
Name: Mitchell P. Kopin
Title: President-Downsview Capital, Inc., The General Partner

OTAPE LLC

By:
Name:Richard Cayne
Title:General Counsel

Exhibit A

Pledged Shares

Name of Secured Party	AVII Exercise Cap Allocation

Smithfield Fiduciary LLC	1,332,601

Omicron Master Trust	526,841

Mainfield Enterprises Inc.	495,851

Cranshire Capital L.P.	154,954

Otato L.P.	123,964

SCHEDULE I

Secured Parties:

Smithfield Fiduciary LLC

C/o Highbridge Capital Management, LLC

9 West 57th Street, 27th Floor

New York, New York  10019

Facsimile:                                            (212) 751-0755

Telephone:                                    (212) 287-4720

Attention:                                         Ari J. Storch

Adam J. Chill

with copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York  10022

Facsimile:                                            (212) 593-5955

Telephone:                                    (212) 756-2376

Attention:                                         Eleazer Klein, Esq.

Omicron Master Trust

c/o Omicron Capital L.P.

810 Seventh Avenue

39th Floor

New York, New York  10019

Facsimile:                                            (212) 803-5269

Telephone:                                    (212) 803-5262

Attention:                                         Olivier Morali

with copy to:

The Law Offices of Brian Pusch

29 West 57th Street

New York, NY 10019

Attention:                                         Brian Pusch, Esq.

Facsimile:                                            (212) 980-7055

Telephone:                                    (212) 980-0408

Mainfield Enterprises Inc.

c/o Cavallo Capital Corp.

660 Madison Avenue,

18th Floor

New York, New York  10021

Facsimile:                                            (212) 651-9010

Telephone:                                    (212) 651-9005

Attention:                                         Mor Sagi

with copy to:

Bryan Cave LLP

1290 Ave of the Americas

New York, NY 10104

Attention:                                         Ken Henderson, Esq.

Facsimile:                                            (212) 541-1357

Telephone:                                    (212) 541-2275

Cranshire Capital L.P.

c/o Downsview Capital, Inc.

The General Partner

666 Dundee Road, Suite 1901

Northbrook, IL  60062

Facsimile:                                            (847) 562-9031

Telephone:                                    (847) 562-9030

Attention:                                         Mitchell P. Kopin

Otape LLC

c/o OTA LLC

1 Manhattanville Rd.

Purchase, NY  10577

Facsimile:                                            (914) 694-6335

Telephone:                                    (914) 694-5857

Attention:                                         Paul Masters

with copy to:

Piper Rudnick LLP

1251 Avenue of the Americas

New York, NY  10020

Attention:                                         Theodore Altman, Esq.

Facsimile:                                            (212) 835-6001

Telephone:                                    (212) 835-6000